AMENDMENT TO THE TRANSFER AGENCY AND
ADMINISTRATIVE SERVICES AGREEMENT
     THIS AMENDMENT TO THE TRANSFER AGENCY AGREEMENT (as defined below), is effective as of March 1, 2013, by and between THE VANTAGEPOINT FUNDS, a statutory trust organized under the laws of the state of Delaware (the “Fund”) and VANTAGEPOINT TRANSFER AGENTS, LLC, a Delaware limited liability company (the “Transfer Agent”).
     WHEREAS, the Fund and the Transfer Agent entered into a Transfer Agency and Administrative Services Agreement dated March 1, 1999, as amended thereafter (the “Transfer Agency Agreement”); and
     WHEREAS, the Fund and the Transfer Agent desire to further amend the Transfer Agent Agreement as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Fund and the Transfer Agent hereby agree as follows:
1.	Amendments.
(a)	Sections 1(h) and 1(i) of the Transfer Agent Agreement are hereby deleted and replaced by the following:
(h) Promptly respond to any inquiries from shareholders or participants relating to accounts, as set forth in Appendix B hereto.
(i) Address and deliver to shareholders and/or participants (as applicable) all reports, account statements, dividend notices, proxy materials and information statements; process and tabulate returned proxy cards; act as inspector or election at shareholder meetings; and certify shares voted at such meetings, as set forth in Appendix B hereto.
(b)	Appendix A. Appendix A is hereby deleted in its entirety and replaced by the Appendix A attached hereto.

(c)	Appendix B. Appendix B is hereby deleted in its entirety and replaced by the Appendix B attached hereto.
2.	Miscellaneous.
(a)	Except as amended hereby, the Transfer Agency Agreement shall remain in full force and effect.

(b)	Terms not defined in this Amendment shall have the meaning assigned to them in the Transfer Agent Agreement.

(c)	This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

THE VANTAGEPOINT FUNDS

By:

Angela C. Montez
Secretary

Approved by:

Elizabeth S. Glista
Treasurer

VANTAGEPOINT TRANSFER AGENTS, LLC

By:

Angela C. Montez
Assistant Secretary

Approved by:

Elizabeth S. Glista
Treasurer

Appendix A
Effective as of: March 1, 2013
     The Fund shall pay the Transfer Agent, as full compensation for services provided and expenses assumed hereunder, a fee for each class of each series of the Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of such series or class (as applicable):

Fund	Rate of Compensation
Vantagepoint Low Duration Bond Fund	Investor shares: 0.35%
T shares: 0.10%
Vantagepoint Inflation Protected Securities Fund	Investor shares: 0.35%
T shares: 0.10%
Vantagepoint Equity Income Fund	Investor shares: 0.35%
T shares: 0.10%
Vantagepoint Growth & Income Fund	Investor shares: 0.35%
T shares: 0.10%
Vantagepoint Growth Fund	Investor shares: 0.35%
T shares: 0.10%
Vantagepoint Aggressive Opportunities Fund	Investor shares: 0.35%
T shares: 0.10%
Vantagepoint International Fund	Investor shares: 0.35%
T shares: 0.10%
Vantagepoint Discovery Fund	Investor shares: 0.35%
T shares: 0.10%
Vantagepoint Select Value Fund	Investor shares: 0.35%
T shares: 0.10%
Vantagepoint Diversifying Strategies Fund	T shares: 0.10%
Vantagepoint Core Bond Index Fund	Class I: 0.30%
Class II: 0.10%
T shares: 0.10%
Vantagepoint 500 Stock Index Fund	Class I: 0.30%
Class II: 0.10%
T shares: 0.10%
Vantagepoint Broad Market Index Fund	Class I: 0.30%
Class II: 0.10%
T shares: 0.10%

Fund	Rate of Compensation
Vantagepoint Mid/Small Company Index Fund	Class I: 0.30%
Class II: 0.10%
T shares: 0.10%
Vantagepoint Overseas Equity Index Fund	Class I: 0.30%
Class II: 0.10%
T shares: 0.10%
Vantagepoint Model Portfolio Savings Oriented Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Model Portfolio Conservative Growth Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Model Portfolio Traditional Growth Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Model Portfolio Long Term Growth Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Model Portfolio All-Equity Growth Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone Retirement Income Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone 2010 Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone 2015 Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone 2020 Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone 2025 Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone 2030 Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone 2035 Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone 2040 Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone 2045 Fund	Investor M shares: 0.25%
TM shares: 0.00%
Vantagepoint Milestone 2050 Fund	Investor M shares: 0.25%
TM shares: 0.00%
First approved: March 1, 1999
Last amended: [•], 2012

Appendix B
Effective as of March 1, 2013
Fund/Series Services
The following services apply to the Fund and each series (and, as applicable, each share class) thereof:
•	Treasury functions (processing of incoming monies, allocation to appropriate Fund and class, as applicable, and monitoring other daily trading activities)

•	Oversight of JPMorgan Chase Bank, NA as custodian, securities lending agent+ and sub-transfer agent and J.P. Morgan Investor Services Co. as Fund accountant and administrator (collectively, “JPM”)

•	Investment performance calculations and reporting (JPM calculates subadviser level performance)

•	Cost accounting

•	Risk management

•	SEC regulatory compliance*

•	Preparation of disclosure documents, responding to regulatory inquiries, monitoring portfolio and tax compliance, and developing and monitoring compliance with other Fund policies and procedures and related matters*

•	Negotiation of agreements with third-party Fund service providers and oversight of third-party service providers*

•	Preparation of Fund Board meeting materials*

•	Administering anti-money laundering procedures for the Fund*

•	Monitoring for Fund market timing and excessive trading*

•	Design, implementation and maintenance of Fund technology systems

•	Disaster recovery

+	The Model Portfolio and Milestone Funds do not engage in securities lending activities.

*	Services are supplemental or in addition to those provided by outside counsel for the Fund and compliance-related functions performed by the Chief Compliance Officer of the Fund.
Shareholder Account Services
The following services apply to the shareholder accounts established on the books and records of each series and each share class thereof:
•	Transaction processing

•	Notifications of certain shareholder account transactions and adjustments

•	Maintenance of original source account documents

•	Funds transfers/wire processing services

•	Periodic shareholder account statements and reports

•	Operation of electronic and telephonic means of transactions and information processing and communications, including internet site*

•	Compliance-related support to client service and operations staff on shareholder account issues*

•	Administering anti-money laundering policies at the shareholder account level*

•	Monitoring shareholder account transactions in Fund shares to protect against market timing/excessive trading*

*	Service generally not applicable to the Model Portfolio or Milestone Funds as investors in underlying series, or applicable to a significantly lesser degree as compared to others.
Additional Services Provided to Plan Shareholders
The following services apply to only to plans+ that hold Investor M shares of a Model Portfolio or Milestone Fund, Class I or Class II shares of an Index Fund, or Investor shares of other series (“Plan Shareholders”):
•	Notification to plan/plan sponsor of certain transactions specific to plan (e.g., certain contributions and disbursements)

•	Contribution check and wire handling/processing via lockbox services

•	Forfeiture processing and reporting

•	Processing of adjustments to participant accounts requested by plan/plan sponsor

•	Operation of contribution submission medium (e.g., PC or web based program) and related documentation

•	Administration of beneficiary accounts and payments

•	Administration of Qualified Domestic Relations Orders

•	Additional reports, statements and other information provided or made available to Plan Shareholders (e.g., access to participant account statements/participant data; issuance of annual or quarterly plan service reports to plans/plan sponsors)

•	Operation of voice response unit

•	Communications/education services

•	Compliance-related support to client service and operations staff on plan/plan sponsor issues*

+	Such plans generally may include VantageCare Retirement Health Savings Plans, sidecar and payroll deduction IRAs and any other government plans that may be invested directly in a series.

*	Services are supplemental or in addition to those provided by outside counsel for the Fund and compliance-related functions performed by the Chief Compliance Officer of the Fund.
Participant Services
The following services apply only to participants in Plan Shareholders and to IRA investors that hold Investor M shares of a Model Portfolio or Milestone Fund, Class I or Class II shares of an Index Fund, or Investor shares of other series:
•	Participant level transaction processing

•	Notification to participants of participant account transactions, adjustments, minimum distributions and other events

•	Contribution check and wire handling/processing through lockbox services

•	Imaging and storage of original source participant account documents

•	Funds transfers/wire processing services

•	Issuance of checks/ACH

•	Tax withholding and reporting

•	Forfeiture processing

•	Adjustment processing to participant account requested by participant

•	Administration of beneficiary accounts and payments for participant accounts

•	Administration of Qualified Domestic Relations Orders

•	Preparation and delivery of participant account statements and reports

•	Operation of automated, electronic and telephonic means of transactions and information processing and communications, including internet site

•	Communications/education services

•	Compliance-related support to client service and operations staff on participant issues*

•	Administering anti-money laundering procedures at participant level*

•	Monitoring participant account transactions to protect against market timing/excessive trading*

*	Services are supplemental or in addition to those provided by outside counsel for the Fund and compliance-related functions performed by the Chief Compliance Officer of the Fund.